Exhibit 99.1

BBX Capital Real Estate Enters into An Agreement to Acquire A

Fifty Percent Membership Interest in The Altman Companies

FORT LAUDERDALE and BOCA RATON, Florida – October 19, 2018  -- BBX Capital Real Estate, a division of BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX” or the “Company”),  and The Altman Companies, jointly announced that they have entered into an agreement pursuant to which BBX Capital Real Estate has agreed, subject to the satisfaction or waiver of the conditions to closing, to acquire a fifty percent (50%) membership interest in The Altman Companies, LLC (“Altman Companies”), which includes membership interests in Altman Development Company, Altman-Glenewinkel Construction and Altman Management Company and interests in the manager of eight multi-family real estate developments (the “Developments”) for $22.7 million.

Altman Companies is a real estate development company which operates a fully integrated platform covering all aspects of the development process from site selection, underwriting, design, construction, management and sale of apartment communities.  For over 50 years, The Altman Companies have developed, constructed, acquired and managed thousands of multi-family homes as well as developed and operated luxury apartment homes and condominiums.  The company is best known for its communities rented under its Altís brand.  Its real estate and development activities are typically financed through a combination of internal and external equity and institutional debt.  In some instances, Altman Companies may decide to hold and operate an apartment community rather than selling it.  In those cases, efforts are pursued to refinance third party equity and debt with longer term capital.

BBX Capital Real Estate has also agreed, subject to various terms and conditions, to acquire an additional forty percent (40%) of the membership interests in Altman Companies for $9.4 million in approximately four years after the closing of the initial purchase.  The seller, Joel Altman, can also, at his option, or in other predefined circumstances, require BBX Capital Real Estate to acquire the remaining ten percent (10%) interest in Altman Companies for $2.4 million.  BBX Capital Real Estate expects that The Altman Companies will continue to operate primarily as a real estate developer with Joel Altman serving as its Chief Executive Officer.  It is anticipated that if the transaction is consummated, BBX Real Estate and Joel Altman will invest in future projects based on their relative ownership percentages in Altman Companies going forward.

“We are extremely excited about BBX Capital Real Estate’s investment in The Altman Companies.    Our team has been partners with BBX Capital Real Estate in apartment developments for many years and have enjoyed a terrific working relationship and many successes together,” said Joel Altman, CEO of the Altman Companies.  “We believe our long affiliation with BBX and BBX Capital Real Estate allows for a virtually seamless integration and is a ‘win-win’ for our companies, our associates and our partners.”

“The Altman Companies, with its 50-year successful track record, a fantastic team of professionals and a robust pipeline of opportunities, will continue to be led by Joel and the current management team. This transaction formalizes the parties’ relationship, while offering BBX Capital Real Estate a complete platform in an asset class we believe, over the long term, to be an excellent place to deploy capital where BBX has the opportunity to earn significant returns on its capital and generate earnings from the operating platform over time,”  said Seth Wise, President of BBX Capital Real Estate.

Closing of the investment in Altman Companies and in the Developments is subject to the satisfaction or waiver of certain conditions, including obtaining consents from lenders and investors in the Developments.  BBX Capital Real Estate anticipates completing the investment by year end, 2018.

“For over 50 years, Altman Companies has changed the landscape of Florida as well as many other markets in the United States and offered a wide array of housing options and solutions,” commented Seth Wise, President of BBX Capital Real Estate.  “After almost twenty years of partnering with BBX Capital,  I  believe that the union of Altman Companies and BBX Capital Real Estate is a natural fit that positions The Altman Companies to grow and prosper for many years into the future.”

For more complete and detailed information regarding the above described transaction between BBX Capital Real Estate and The Altman Companies, including the related Developments and terms and conditions, please see BBX Capital Real Estate’s Report on Form 8-K, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

About BBX Capital Real Estate:  BBX Capital Real Estate is active in the acquisition, ownership and management of real estate development projects and investments in joint ventures. For further information, please visit

http://www.bbxcapital.com/bbx-capital-real-estate/overview/

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose activities include its 90 percent ownership interest in Bluegreen Vacations Corporation (NYSE: BXG) as well as its real estate and middle market divisions. For additional information, please visit www.BBXCapital.com.

About the Altman Companies: Since 1968, The Altman Companies have developed, constructed, acquired and managed more than 25,000 multi-family homes in Florida, Michigan, Illinois, Tennessee, Georgia, Texas and North Carolina.  Altman Companies has a reputation for developing and operating luxury apartment homes and condominiums.  The company has distinguished itself by creating highly sophisticated communities under its Altís brand.  Residents enjoy The Altman Companies’ ‘Exceptional Living Experience’ of resort-style amenities and high-touch services.  Last year, Altman Companies opened three new apartment communities in South Florida: Altís Bonterra, Altís Boca Raton, and Altís Pembroke Gardens; and two in Central Florida: Altís Shingle Creek and Altís Wiregrass Ranch. Today, Altman Companies has several other communities in the pipeline throughout Florida, including an eight-story mid-rise development just south of the University of Tampa and north of Tampa General Hospital called Altís Grand Central.  Known for its development of exceptional quality rental apartment communities, the company has been a leader in the rental apartment field. For more information on The Altman Companies, go to www.AltmanCos.com.

BBX Capital Contact:

Investor Relations: Leo Hinkley, Managing Director, 954- 940-5300

Email: LHinkley@BBXCapital.com

BBX Capital Real Estate & Altman Companies Media Contact:

Kip Hunter Marketing, 954-765-1329, Nicole Lewis /Aimee Adler

Email: nicole@kiphuntermarketing.com,  aimiee@kiphuntermarketing.com

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as "believes," "will," "expects," "anticipates," "intends," "estimates," "our view," "we see," "would" and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and involve substantial risks and uncertainties.  There is no assurance that such expectations will prove to be correct and past performance may not be indicative of future performance.   Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management.  These risks and uncertainties include, but are not limited to the impact of economic, competitive and other factors affecting the Company and BBX Capital Real Estate; risks relating to the Company's ability to successfully implement its business plan, which may not be realized as anticipated, if at all; risks relating to the Company's ability to successfully acquire the membership interests of Altman Companies as currently anticipated, if at all; the risks that the Altman Companies acquisition may not be advantageous, may not realize the anticipated benefits, may not achieve the returns anticipated or may not be profitable; the risk that the integration of Altman Companies may not be completed on a timely basis, or as anticipated; the risks that the general partnership interests in eight existing multi-family real estate developments may not be developed as currently anticipated, in a timely manner, if at all, and may not achieve the returns anticipated or be profitable; the risks that the Company's investment in Altman Companies and in other real estate developments, either directly or through joint ventures, will increase exposure to downturns in the real estate and housing markets and expose it to increased risks associated with real estate development activities and the risk that its joint venture partners may not fulfill their obligations; and that the Company's investment in future real estate developments and/or joint ventures may not achieve the returns anticipated or be profitable.    In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, which are available in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and its Annual Report on Form 10-K for the year ended December 31, 2017, which may be viewed on the SEC's website, www.sec.gov or on BBX Capital’s website, www.BBXCapital.com. BBX Capital Real Estate cautions that the foregoing factors are not exclusive.